EXHIBIT 11.1

Registered with the Public Company
Accounting Oversight Board

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
TPT Global Tech, Inc.

We hereby consent to the use in this Offering Statement on Form 1-A, Post-Qualification Amendment No. 1, of our Independent Auditors' Report dated April 14, 2020 relating to the financial statements of TPT Global Tech, Inc. as of, and for the years ended, December 31, 2019 and 2018. Our report included an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ Sadler, Gibb & Associates, LLC

Salt Lake City, UT
December 17, 2020